CONSENT OF SALOMON BROTHERS INC

     We hereby consent to the use of our name and to the description of our opinion letter, dated July 29, 1994, under the captions 'Summary--Opinion of Financial Advisor to the Associated Board,' 'The Merger--Background of the Merger,' 'The Merger--Associated's Reasons for the Merger; Recommendation of the Associated Board' and 'The Merger--Opinion of the Financial Advisor to the Associated Board' in the Prospectus of Southwestern Bell Corporation, and in the Information Statement included as Appendix D to the Prospectus under the caption 'Management--Treatment of Acorn Options,' and to the inclusion of our opinion letter as Appendix C to the Prospectus, which Prospectus is part of the Registration Statement on Form S-4 of Southwestern Bell Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term 'expert' as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          SALOMON BROTHERS INC

                                          By: /s/ Michael J. Carr
                                              Managing Director

New York, New York

July 29, 1994